Exhibit 99.1

Hippo 1-for-25 Reverse Stock Split to Become Effective at 11:59 p.m. Eastern Daylight Time September 29, 2022

Palo Alto, Calif, September 29, 2022 (BUSINESS WIRE) — Hippo Holdings Inc. (NYSE: HIPO), the home insurance group focused on proactive home protection, today announced that it has filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the previously announced 1-for-25 reverse stock split of the company’s common stock and a corresponding adjustment to its authorized capital stock. The reverse stock split and corresponding capital stock adjustment will become effective at 11:59 p.m. Eastern Daylight Time on September 29, 2022. The company’s common stock will begin trading on a split-adjusted basis when the markets open on Friday, September 30, 2022, under the existing trading symbol “HIPO” and new CUSIP number: 433539 202.

As a result of the reverse stock split, every 25 shares of the Company’s issued and outstanding common stock will automatically be converted into one share of issued and outstanding common stock. No fractional shares will be issued as a result of the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares of common stock will be entitled to receive cash. The reverse stock split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s outstanding common stock, except for adjustments that may result from the treatment of fractional shares.

All outstanding warrants to purchase the Company’s common stock will be adjusted as a result of the reverse stock split in accordance with the terms of the warrants. In particular, every 25 shares of Hippo common stock that may be purchased pursuant to such warrants will represent one share of Hippo common stock that may be purchased pursuant to such warrants, and the exercise price per share will be $287.50, which equals the product of 25 multiplied by $11.50, the exercise price per share prior to the reverse stock split.

About Hippo

Hippo is protecting the joy of homeownership, helping to safeguard customers’ most important financial asset by harnessing the power of real-time data, smart home technology, and a growing suite of home services to deliver proactive home protection.

Hippo Holdings Inc.’s (NYSE: HIPO) operating subsidiaries include Hippo Insurance Services, Hippo Home Care, First Connect Insurance Services, Spinnaker Insurance Company, Spinnaker Specialty Insurance Company, and Mainsail Insurance Company. Hippo Insurance Services is a licensed property casualty insurance agent with products underwritten by various affiliated and unaffiliated insurance companies. For more information, including licensing details, visit http://www.hippo.com.

Investors:

Cliff Gallant, VP of Investor Relations

investors@hippo.com

Press:

Mark Olson

press@hippo.com

Source: Hippo

Forward-looking statement safe harbor

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, the company’s reverse stock split and the expected timing of events related thereto. These statements are based on the current expectations of Hippo’s management and are not predictions of actual performance. Actual events and circumstances are subject to risks and uncertainties, are difficult or impossible to predict and will differ from assumptions, and many actual events and circumstances are beyond the control of Hippo. . If any of these risks materialize or our assumptions prove incorrect, actual events and timing could differ materially from the events and timing implied by these forward-looking statements. There may be additional risks and uncertainties that Hippo does not presently know, or that Hippo currently believes are immaterial, that could also cause actual events and timing to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Hippo’s expectations, plans, or forecasts of future events and views as of the date of this press release. Hippo anticipates that subsequent events and developments will cause Hippo’s assessments to change. However, while Hippo may elect to update these forward-looking statements at some point in the future, Hippo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Hippo’s assessments of any date or time subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.